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                                                                   Exhibit 10.34

                                 ADDENDUM NO. 4

                                     to the

          COMBINED QUOTA SHARE, AGGREGATE AND SPECIFIC EXCESS OF LOSS
                               REINSURANCE TREATY

               (hereinafter referred to as "Reinsurance Treaty")

                                   issued to

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY
                           Lawrenceville, New Jersey

                 (hereinafter referred to as "Ceding Company")

                                       by

                   THE REINSURERS SUBSCRIBING THE RESPECTIVE
                      INTERESTS AND LIABILITIES AGREEMENTS

                   (hereinafter referred to as "Reinsurers")

The Ceding Company and the Reinsurers hereby agree to amend the captioned Reinsurance Treaty, effective November 1st, 1998, with respect to business ceded for the 1999 Coverage Year and thereafter, as follows:-

                            ARTICLE 27: INTERMEDIARY


Lloyd Thompson Ltd, 6 Crutched Friars, London EC3N 2HT is hereby recognized as the intermediary negotiating this Treaty for all business hereunder and through whom all communication relating hereto (including but not limited to notices, statements and reports) shall be transmitted to both parties. It is understood, as regards remittances due either party hereunder, that payment by the Ceding Company to the Intermediary, shall constitute payment to the Reinsurers but payment by the Reinsurer to the Intermediary shall only constitute payment to the Ceding Company to the extent such payments are actually received by the Ceding Company. Notwithstanding the foregoing, it is agreed that all payments will be direct from the Reinsurer to the Ceding Company, or from the Ceding Company to the Reinsurer as appropriate.